Exhibit 99.1

Ajax I Announces Pricing of $750 Million Initial Public Offering

NEW YORK – October 27, 2020 – Ajax I (the “Company” or “Ajax”) announced today the pricing of its initial public offering of 75,000,000 units, at a price of $10.00 per unit. The units will be listed on The New York Stock Exchange (the “NYSE”) and will trade under the ticker symbol “AJAX.U” beginning on October 28, 2020. Each unit consists of one Class A ordinary share and one-fourth of one redeemable warrant, with each whole warrant exercisable to purchase one Class A ordinary share at a price of $11.50 per share. After the securities comprising the units begin separate trading, the Class A ordinary shares and the warrants are expected to be listed on the NYSE under the symbols “AJAX” and “AJAX WS,” respectively. The offering is expected to close on October 30, 2020.

Ajax is a new blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination (the “Initial Business Combination”) with one or more businesses. Ajax was established by founding partners Daniel Och and Glenn Fuhrman. In addition, Ajax has assembled a group of strategic board advisors comprised of Kevin Systrom, Anne Wojcicki, Jim McKelvey and Steve Ells.

While the Company may pursue an acquisition opportunity in any industry or sector, it intends to pursue investment opportunities with companies in sectors that align with the experience of its founders, management team and strategic advisors and that have defensible business models, large and growing end markets, and superior unit economics.

Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering, PJT Partners LP and LionTree Advisors LLC are acting as co-lead managers for the offering and Academy Securities, Inc., Blaylock Van, LLC, CastleOak Securities, L.P., C.L. King & Associates, Inc., Loop Capital Markets LLC, Samuel A. Ramirez & Company, Inc., Roberts & Ryan Investments, Inc., Siebert Williams Shank & Co., LLC and Tigress Financial Partners LLC are acting as co-managers for the offering. The Company has granted the underwriters a 45-day option from the date of the final prospectus to purchase up to an additional 11,250,000 units to cover the purchase of additional units, if any.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 27, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering is being made only by means of a prospectus. Copies of the prospectus relating to this offering, when available, may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus, when available, may be obtained from Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, telephone: (866) 471-2526, email: Prospectus-ny@ny.email.gs.com; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 800-831-9146, or email: prospectus@citi.com; or J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204, or email: prospectus-eq_fi@jpmchase.com.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Registration Statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Media:

Dan Gagnier / Jeffrey Mathews

Gagnier Communications

646-569-5897